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                                                                    EXHIBIT 10.4

                                PROMISSORY NOTE

                                                              Irvine, California
                                                                   June 25, 1996

     FOR VALUE RECEIVED, the undersigned, First Alliance Mortgage Company ("Maker"), hereby promises to pay to the order of Brian Chisick, Trustee of the Chisick Trust No. 1 U/D/T dated March 30, 1996 ("Holder"), the principal amount as hereinafter defined (the "Principal Amount") (or so much thereof as shall not have been prepaid) on April 30, 2011 (the "Maturity Date"). No interest shall accrue on the unpaid Principal Amount. All payments hereunder shall be made in lawful money of the United States of America at 17305 Von Karman Avenue, Irvine, California 92714. Maker shall have the right to prepay this Promissory Note in whole or in part at any time and from time to time.

     1. PRINCIPAL AMOUNT. The Principal Amount shall be equal to $4,000.00 plus
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20% of any aggregate reduction in the Maker's federal and state income and franchise tax liability for any taxable year starting in 1996 in which Maker is a C corporation that is triggered by an Audit Adjustment. "Audit Adjustment" shall be equal to any net increase, as a result of any Final Adjustment to Maker's federal or state income or franchise tax return for any S period, as defined in Section 1368(e)(2) of the Internal Revenue Code, in Maker's Accumulated Adjustment Account, as defined under Section 1368(e)(1) of the Internal Revenue Code or any state counterpart, on the date of termination of Maker's S corporation status, as reflected on Schedule M-2 of the Maker's federal income tax return or equivalent state schedule (or any successor schedule) for the taxable period ending on such termination date, before giving effect to the distribution of this Promissory Note and similar promissory notes distributed to the stockholders of Maker on the date hereof. "Final Adjustment" shall mean a final adjustment to Maker's federal or state income or franchise tax return for any S period.

     2. EVENTS OF DEFAULT. The occurrence of any one or more of the following events, acts or occurrences shall constitute an event of default (an "Event of Default") hereunder:

        (a) Maker shall fail to pay any amount owing hereunder when due, whether on an interest payment date, at the Maturity Date, by acceleration or otherwise;

        (b) Maker shall file a voluntary petition for relief under any federal or state bankruptcy or insolvency law, or commence any other voluntary proceeding or other action in bankruptcy, or any involuntary petition shall be filed against Maker under any federal or state bankruptcy or insolvency law, and such involuntary petition, proceeding or action remains undismissed and unstayed for a period of thirty (30) consecutive days; or

        (c) Maker shall admit in writing its inability to pay debts as they mature or make an assignment for the benefit of its creditors.

     3. ACCELERATION. If any Event of Default shall occur, Holder may, at its
        ------------
option, by written notice to Maker, declare the entire unpaid Principal Amount and accrued
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interest hereunder to be due and payable, whereupon the same shall immediately become due and payable. Maker hereby expressly waives presentment for payment, demand, notice of nonpayment or dishonor, protest and notice of protest, and all other notices in connection with the delivery, acceptance, performance, default or enforcement of this Promissory Note.

     4. ATTORNEYS' FEES. In the event it should become necessary for Holder to
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employ counsel to enforce this Promissory Note, Maker agrees to pay the reasonable fees and expenses of Holder's counsel, irrespective of whether suit is brought.

     5. EXERCISE OF RIGHTS. No single or partial exercise of any power granted
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to Holder under this Promissory Note shall preclude other or further exercise thereof or the exercise of any other power. No delay or omission on the part of Holder in exercising any right under this Promissory Note shall operate as a waiver of such right or of any other right.

     6. SUCCESSORS AND ASSIGNS. This Promissory Note shall inure to the benefit
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of and be binding upon the parties hereto and their permitted successors and assigns, provided that Maker shall not have the right to assign its rights or delegate its obligations hereunder and any attempted assignment or delegation in contravention of the terms hereof shall be void.

     7. SEVERABILITY. If any provision of this Promissory Note shall be adjudged
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by a court to be unlawful, void, or for any reason unenforceable, such provision shall be deemed separable from the remainder of this Promissory Note and the same shall in no way affect the validity or enforceability of any other provision of this Promissory Note, the application of such provision to other parties or circumstances, or the validity or enforceability of this Promissory Note as a whole.

     8. TIME. The time for the performance of any obligation hereunder shall be
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strictly construed, time being of the essence. Whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, the payment shall be made on the next succeeding Business Day. As used herein, the term "Business Day" means any day excluding Saturday, Sunday and any day that is a legal holiday under the laws of the State of California and any other day that banks are authorized by law or other governmental action to close.

     9. GOVERNING LAW. This Promissory Note shall be governed by the internal
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laws, and not the laws of conflicts or choice of law, of the State of
California.

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     10. UNCONDITIONAL AND FULL-RECOURSE. The obligations hereunder shall be the
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unconditional obligations of Maker, and Holder shall have full recourse against
Maker for the satisfaction of this Promissory Note.


                              FIRST ALLIANCE MORTGAGE COMPANY


                              By: /s/ Mark Mason
                                 ---------------------------------

                              Printed Name:  Mark Mason
                                             ---------------------
                              Title:  Executive Vice President and
                                      ----------------------------
                                      Chief Financial Officer
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